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                                                                Exhibit 23.1


              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Matrix Pharmaceutical, Inc. for the registration of 2,500,000 shares of its common stock and to the incorporation by reference therein of our report dated January 21, 2000, with respect to the consolidated financial statements of Matrix Pharmaceutical, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                       //S// Ernst & Young LLP


Palo Alto, California
July 14, 2000